Exhibit 10.9
PHOTOWATT TECHNOLOGIES INC.
STOCK OPTION PLAN
As amended on November 8, 2006, December 5, 2006 and February 13, 2007 with effect as of September 12, 2006
1. PURPOSE OF THE PLAN
1.1 This Stock Option Plan has been established by the Company to provide long-term incentives to attract, motivate and retain certain key employees, directors and officers of, and service providers providing services to, the Company.
2. DEFINITIONS
2.1 In this Plan, the following terms have the following meanings:
“Affiliate” has the meaning ascribed to that term in the Securities Act (Ontario);
“Associate” has the meaning ascribed to that term in the Securities Act (Ontario);
“Applicable Law” means any applicable provision of law, domestic or foreign, including, without limitation, applicable securities legislation, together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules;
“ATS” means ATS Automation Tooling Systems Inc.;
“Board” means the board of directors of the Company;
“Business Day” means any day other than a Saturday, a Sunday or a statutory holiday observed in the Province of Ontario;
“Code” means the United States Internal Revenue Code of 1986, as amended;
“Committee” means a committee, if any, created by the Board to exercise authority under the Plan pursuant to the provisions contained herein;
“Company” means Photowatt Technologies Inc. and includes any successor corporation thereof, and any reference in the Plan to action by the Company means action by or under the authority of the Board or the Committee or any person that has been designated for that purpose by the Board or Committee in accordance with Section 11.4;
“Continuous Service” means that the provision of services to the Company or an Affiliate of the Company in any capacity of employee, director, officer or Service Provider is not interrupted or terminated, whether by resignation, removal, discharge, termination of engagement or otherwise. In the case of an employee whose employment is terminated by the Company or an Affiliate of the Company, Continuous Service shall be terminated on the date of notice of termination is given to the employee. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or an Affiliate of the Company or among the Company and any of its Affiliates, in any capacity of employee, director, officer or Service Provider, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate of the Company in any capacity of employee, director, officer or Service Provider (except as otherwise provided in a written agreement between the Company and the Participant). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of an ISO, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract;
“Corporate Transaction” means a Sale Transaction resulting in a Change of Control (as defined below). A “Change of Control” shall occur in the event of either (A) an acquisition of voting securities of the Company to which are attached in excess of 50% of the votes attaching to all outstanding voting securities of the Company or (B) if the Company is not the surviving corporation following completion of a Corporate Transaction, a transaction whereby the shareholders of the Company immediately before the transaction hold less than 50% of the shares of the surviving corporate entity or purchaser;
“Date of Grant” of an Option means the date the Option is granted to a Participant under the Plan;
“Designated Number” has the meaning ascribed to it in Subsection 3.2(a) hereof;
“Effective Date” means the 12th day of September, 2006, when this Plan was approved by the Board;
“Eligible Person” means:
(i)	any director, officer or employee of the Company or any Affiliate of the Company, or any other Service Provider (an “Eligible Individual”); or
(ii)	a corporation controlled by an Eligible Individual, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Individual and/or the spouse, children and/or grandchildren of such Eligible Individual (an “Employee Corporation”);
“Exercise Notice” has the meaning ascribed to it in Section 3.6 hereof;
“Exercise Notice Deadline” means the earlier of (i) 5:00 p.m. (Toronto time) on the date which is the 180th day following the date of the death of the Participant and (ii) the Expiry Time;
“Exercise Price” has the meaning ascribed to it in Subsection 3.2(b) hereof;
“Expiry Date” means, in respect of an Option, the latest date on which the Option may be exercised, provided that if at any time the date should be determined to occur either during a period in which the Optionee is restricted from trading in securities of the Company under the insider trading policy or other policy of the Company or within ten Business Days following such a period, such date shall be deemed to be the date that is the tenth Business Day following the date of expiry of such period;
“Expiry Time” means, in relation to an Option, 5:00 p.m. (Toronto time) on the Expiry Date;
“Fair Market Value” with respect to the Shares as at any date means the closing price for the Shares on the day immediately prior to such date on the stock exchange on which the highest aggregate volume of Shares have traded on such date. In the event that the Shares are not listed and posted for trading on any stock exchange, the Fair Market Value shall be the fair market value of the Shares as determined by the Board in its sole discretion, acting reasonably and in good faith;
“French Option Plan” has the meaning ascribed to it in Section 9.1 hereof;
“Insider” means:
(i)	an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and
(ii) an Associate of any person who is an insider by virtue of (i), above;
“ISO” has the meaning ascribed to it in Section 8.1 hereof;
“Liquid Securities” means securities of an issuer that are listed for trading on one or more of the TSX, the Nasdaq Global Market, the New York Stock Exchange or a stock exchange or quotation system of similar stature, that have a market capitalization of at least $200 million, and that are not subject to any restriction on sale, pursuant to Applicable Law or otherwise;
“Non-Executive Director” means any director of the Company who is not an employee or officer of the Company or an Affiliate of the Company;
“Option” means a right granted under the Plan to a Participant to purchase Shares in accordance with the Plan;
“Option Agreement” has the meaning ascribed to it in Section 3.1 hereof;
“Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option;
“Outstanding Issue” means the aggregate number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares which have been issued pursuant to Share Compensation Arrangements within the preceding one year period;
“Participant” means an Eligible Person who has agreed to participate in the Plan on such terms as the Company may specify at the time he or she is designated as an Eligible Person;
“Plan” means this Stock Option Plan, as amended and restated from time to time;
“Qualified IPO” means an underwritten public offering of Shares in which immediately following the closing, the Shares are listed for trading on one or more of the TSX, the Nasdaq Global Market, the New York Stock Exchange or a stock exchange or quotation system of similar stature and have a market capitalization of at least $200 million;
“Sale Transaction” means any merger, amalgamation or plan of arrangement involving the Company, acquisition or take-over bid for the Shares of the Company, or similar transaction, or series of transactions, or the sale of all or substantially all of the assets of the Company excluding any asset sale transaction in connection with which all holders of Shares are not entitled to receive cash or Liquid Securities in consideration of their Shares, provided that a Sale Transaction shall exclude: (i) any share transfer, reorganization, asset transfer, or similar transaction, undertaken in one or a series of transactions, to which the parties are limited to the Company and/or any of its present or future Affiliates; (ii) the completion of a treasury offering of securities of the Company or an Affiliate of the Company; or (iii) the public offering or the dividend or other distribution by ATS or one of its Affiliates of shares in the capital of the Company;
“SAR” has the meaning ascribed to it in Section 4.3 hereof;
“Service Provider” means: (i) an employee or Insider of the Company or an Affiliate of the Company; or (ii) any other person or company engaged by the Company or an Affiliate of the Company to provide services for an initial, renewable or extended period of 12 months or more;
“Shares” means common shares of the Company, and include any shares of the Company into which such shares may be converted, reclassified, subdivided, consolidated, exchanged or otherwise changed, whether pursuant to a reorganization, amalgamation, merger, arrangement or other form of reorganization;
“Share Compensation Arrangement” means the Plan, a stock option, stock option plan, stock purchase plan where the issuer provides financial assistance or matches the whole or a portion of the purchase price of the securities being purchased, stock appreciation rights involving the issuance of securities from treasury, or any other compensation or incentive mechanism involving the issuance or potential issuance of securities to one or more of an employee, Insider or Service Provider of the Company or any Affiliate of the Company, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guaranty or otherwise;
“Stock Exchange Rules” means the applicable rules of any stock exchange or quotation system upon which shares of the Company are listed or quoted, as applicable;
“Successor Corporation” has the meaning ascribed to it in Section 6.1 hereof;

“TSX” means the Toronto Stock Exchange;
“US Optionee” has the meaning ascribed to it in Section 8.1 hereof; and
“Vesting Rights” refers to the terms on which the Option may be exercised.
2.2 In this Plan, unless the context requires otherwise, references to the male gender include the female gender, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number. All amounts referred to in this Plan are stated in Canadian dollars unless otherwise indicated.
3. GRANT OF OPTIONS AND TERMS
3.1 Options may be granted by the Board to any Eligible Person. If an Eligible Person executes and delivers to the Company a letter agreement substantially in the form of Schedule “A” (the “Option Agreement”) and thereby agrees to participate in the Plan on the terms and conditions specified by the Company, he or she shall become a Participant in the Plan. The Company shall have no obligation at any time after the delivery of such a letter agreement to a Participant to notify the Participant of the Expiry Date of any Options granted under this Plan.
3.2 The Company may, from time to time, grant an Option to a Participant to acquire Shares in accordance with the Plan. In granting such Option, subject to the provisions hereof, the Company shall designate,
(a)	the maximum number (the “Designated Number”) of Shares which the Participant may purchase under the Option;

(b)	the price (the “Exercise Price”) per Share at which the Participant may purchase his or her Shares under the Option, which price shall be determined by the Company in accordance with Section 3.3 hereof;

(c)	the conditions to be met to establish Vesting Rights attaching to the Option, which may include performance conditions relating to the market price of the Shares; the return on investment to holders of Shares, with or without reference to other comparable companies; the financial performance or results of the Company or business unit thereof; other performance criteria relating to the Company or business unit thereof; ownership of Shares by a Participant; and any other terms and conditions the Company may in its discretion determine with respect to vesting;

(d)	the Expiry Date of the Option, which shall be no later than the date that is seven years after the Date of Grant; and

(e)	with respect to Options granted pursuant to Section 8 hereof, whether the Option is intended to constitute an ISO.
3.3 The Exercise Price in respect of an Option shall be determined by the Company, but shall be not less than the Fair Market Value of the Shares on the Date of Grant of the Option.
3.4 Except as otherwise set out in any written agreement between a Participant and the Company in respect of an Option, and notwithstanding any other provision of this Plan, in the event of a Corporate Transaction, each Option will be deemed terminated immediately prior to the specified effective date of the Corporate Transaction, unless either the Option is assumed by the successor corporation or parent thereof in connection with the Corporate Transaction or the Board determines otherwise. Upon Board approval of a Sale

Transaction, the Company may give notice to each Participant which will set forth requirements in respect of outstanding Options or any Shares acquired through the exercise of Options following the date of such notice that must be complied with as a condition to each Participant’s participation in the Sale Transaction.
3.5 The Board or the Committee, as the case may be, may, in its sole discretion and subject to such conditions as the Board or Committee considers appropriate, at any time after the Date of Grant of an Option, determine the acceleration, if any, of the vesting provisions for any Option and permit an Optionee to exercise any or all of the unvested Options then outstanding and granted to the Optionee under this Plan, in which event all such unvested Options then outstanding and granted to the Optionee shall be deemed to be immediately exercisable during such period of time as may be specified by the Board or the Committee.
3.6 If a Participant should die and the circumstances specified in Section 3.7 had not occurred in relation to such Participant and such Participant, at the time of his or her death, held an Option(s) in respect of which the Expiry Time had not then occurred, then in the case of each Option so held by the deceased Participant which had vested and was exercisable with respect to some or all of the Shares forming the subject matter thereof as at the date of the death of the deceased Participant, the legal representatives of the deceased Participant shall be entitled to send a notice in writing (an “Exercise Notice”) to the Company advising that they wish to exercise such Option which notice, to be effective, must be actually received by the Company by no later than the Exercise Notice Deadline and must specify the number of Shares in respect of which such Option is wished to be exercised (provided that such exercise can only be in respect of up to that number of Shares that the deceased Participant could have exercised such Option as at the date of his or her death), accompanied by a certified cheque or other means of cash payment satisfactory to the Company in the amount of the aggregate Exercise Price for such number of Shares. In the event that:
	(a)	an effective Exercise Notice is actually received by the Company by no later than the Exercise Notice Deadline, then the Company shall issue to the estate of the deceased Participant that number of Shares as were specified in the Exercise Notice (provided that the maximum number of Shares which can be issued shall not exceed that number of Shares for which the deceased Participant could have exercised such Option as at the date of his or her death), which issuance shall occur as soon as practicable thereafter. If the Exercise Notice so received is in respect of less than the maximum number of Shares for which the deceased Participant could have exercised such Option as at the date of his or her death, such Option shall in all respects terminate and be of no further force or effect as to such of the Shares in respect of which such Option has not been exercised pursuant to the Exercise Notice; and

	(b)	an effective Exercise Notice is not actually received by the Company by the Exercise Notice Deadline, such Option shall in all respects terminate and be of no further force or effect.

3.7	(a)	Except as otherwise provided in Section 3.6 or Subsection 3.7(b) or in a written agreement with the Company and approved by the Board, if a Participant’s Continuous Service shall terminate then (A) any Option granted to such Participant under the Plan that has not vested shall in all respects terminate and be of no further force or effect immediately after such termination of Continuous Service (and without the requirement for any further act or formality including, without limitation, the giving of any notices) and (B) immediately after the earlier of 5:00 p.m. (Toronto time) on the 30th day following the date of the occurrence of any such resignation, discharge, removal or termination other than by reason of death as contemplated in Section 3.6 (and without the requirement for any further act or formality including, without limitation, the giving of any notices) and the Expiry Time, each and every Option granted to such Participant under the Plan that has not been exercised by said time shall in all respects immediately terminate and be of no further force or effect.

(b)	Except as otherwise provided in a written agreement with the Company, and approved by the Board, if a Participant:
(i)	is discharged or terminated as an employee or officer of the Company or an Affiliate of the Company for cause; or

(ii)	is removed as a director of the Company by action of the Board or the shareholders of the Company; or

(iii)	is removed as a director of an Affiliate of the Company by action of the board of directors of the Affiliate or the shareholders of the Affiliate; or

(iv)	was engaged as a Service Provider and is not an employee or director or officer of the Company or an Affiliate of the Company, and the engagement is terminated by the Company or an Affiliate of the Company for cause or breach of duty, immediately upon the occurrence of any such discharge, removal or termination other than by reason of death as contemplated in Section 3.6 (and without the requirement of any further act or formality including, without limitation, the giving of any notices), each and every Option granted to such Participant under the Plan that had not been exercised prior to such occurrence shall in all respects immediately terminate and be of no further force or effect as to Shares in respect of such Options, regardless of whether or not such Option had vested with respect to such Shares.
For greater certainty, the Company shall in its sole and absolute discretion determine whether “cause” or a “breach of duty” exists with respect to a discharge or termination.
3.8 If the Participant is an Employee Corporation, the references to the Participant in Sections 3.6 and 3.7 shall be deemed to refer to the Eligible Individual associated with the Employee Corporation.
3.9 Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect the employment or engagement of any Eligible Person with the Company or an Affiliate of the Company.
3.10 The Company shall in its sole discretion, subject only to the terms of this Plan, determine the terms of all Options.
3.11 An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Company, cease and terminate and be of no further force or effect whatsoever.
3.12 Notwithstanding Sections 3.11 and 11.5, Options may be transferred or assigned between an Eligible Individual and the related Employee Corporation provided the assignor delivers notice to the Company prior to the assignment and the Board or the Committee approves such assignment.
4. EXERCISE OF PARTICIPANTS’ OPTIONS
4.1 Subject to earlier termination as provided for in Sections 3.6 and 3.7, a Participant’s Option shall terminate and may not be exercised after the Expiry Date.
4.2 Other than as provided for in Sections 3.4, 3.6, and 3.7, the exercise of an Option under the Plan shall be made by submitting to the Company a notice substantially similar to that attached as Schedule “B”, specifying and subscribing for the number of Shares in respect of which the Option is being exercised at that time and accompanied by a certified cheque or other means of cash payment satisfactory to the Company in the amount of the aggregate Exercise Price for such number of Shares.
4.3 At the discretion of the Company, an Option granted under the Plan may have connected therewith, at or after the time of grant, a number of stock appreciation rights (a “SAR” or “SARs”) equal to the Designated Number of Shares in respect of the Option. Each such SAR in respect of a Share shall entitle the

Participant to surrender to the Company, unexercised, the right to subscribe for such Share pursuant to the related Option and to receive from the Company cash in an amount equal to the excess of the Fair Market Value at the time of exercise of the SAR over the Exercise Price of the related Option. Upon exercise of a SAR in respect of a Share covered by a related Option, that Option in respect of such Share shall immediately cease and terminate and be of no further force or effect. Unexercised SARs shall terminate when the related Option is exercised or the Option terminates.
4.4 Upon the exercise of any Option, the Company shall have the right to require the Participant to remit to the Company, in addition to the Exercise Price, an amount sufficient to satisfy all federal, provincial, state and local withholding tax requirements, if any, prior to the issuance of the Shares. The Company shall also have the right in its discretion to satisfy any such withholding tax liability by retaining any Shares which would otherwise be issued to a Participant hereunder.
4.5 Upon the disposition of any Shares acquired through the exercise of an Option, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, provincial, state and local withholding tax requirements, if any, as a condition to the registration of the transfer of such Shares on its books.
4.6 A term of grant of each Option shall be that if the holder is requested in writing by the Company and the lead underwriters for a proposed public offering of securities of the Company, the holder shall not (as evidenced by such form as may be reasonably requested) sell or otherwise dispose of or enter into a transaction providing the economic consequences of a sale in respect of any Shares acquired or that may be acquired pursuant to the exercise of the Option without the prior written consent of such underwriters, for a period not to exceed 180 days following the closing of such public offering.
5. MAXIMUM NUMBER OF SHARES TO BE ISSUED UNDER THE PLAN
5.1 The maximum number of Shares that may be issued by the Company to Participants pursuant to Options granted and outstanding under this Plan and other Share Compensation Arrangements is, prior to a Qualified IPO, 1,363,600, and after a Qualified IPO, a number equal to 10% of the number of the Outstanding Issue immediately following completion of the Qualified IPO.
5.2 Following completion of a Qualified IPO, no Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed 5% of the issued and outstanding Shares.
5.3 Notwithstanding any of the other provisions of this Plan, following completion of a Qualified IPO, no Options shall be granted to any Optionee if such grant could result, at any time, in:
(a)	the aggregate number of Shares issuable to Insiders at any time and issued to Insiders within the one-year period prior to such time pursuant to Options or other Share Compensation Arrangements exceeding 10% of the issued and outstanding Shares;

(b)	the aggregate number of Shares reserved for issuance pursuant to Options granted under this Plan or any other stock option plan to Non-Executive Directors exceeding 0.5% of the issued and outstanding Shares; and

(c)	the issuance to any one Insider and such Insider’s Associates, within a one-year period, pursuant to Options or other Share Compensation Arrangements of an aggregate number of Shares exceeding 5% of the issued and outstanding Shares.
5.4 If any Option is terminated, cancelled or has expired without being fully exercised, any unissued Shares which have been reserved to be issued upon the exercise of the Option shall become available to be issued upon the exercise of Options subsequently granted under the Plan, provided that any such termination or cancellation of Options shall be conducted in accordance with the applicable rules of any stock exchange upon which the Shares of the Company are listed.
6. ANTI-DILUTION
6.1 In the event that the Shares are at any time changed or affected as a result of the declaration of a stock dividend or other distribution thereon or their subdivision or consolidation, the number of Shares reserved for issuance under this Plan shall be adjusted accordingly by the Board or the Committee to such extent as they deem proper in their discretion. In such event, the number of, and the price payable for, any Shares that are then subject to Option may also be adjusted by the Board or the Committee to such extent, if any, as they deem proper in their discretion.
          Subject to Section 3.4, if at any time after the grant of an Option and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in the preceding paragraph, or the Company shall merge, combine, enter into a plan of arrangement or amalgamate with or into another corporation (the corporation resulting or continuing from such merger, combination, plan of arrangement or amalgamation being herein called the “Successor Corporation”), the Optionee shall be entitled to receive upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of the Company or the Successor Corporation (as the case may be) and/or other consideration from the Company or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or, of such merger, combination, arrangement or amalgamation, if on the record date or effective date (as the case may be) of such reclassification, reorganization or other change or such merger, combination, plan of arrangement or amalgamation (as the case may be) he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.
6.2 The Company shall not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a Share that would, except for the provisions of this Section 6.2, be deliverable upon the exercise of any Option shall be cancelled and not be deliverable by the Company.
7. ACCOUNTS AND STATEMENTS
7.1 The Company shall maintain records of the details of each Option granted to each Participant under the Plan, including the Date of Grant, the Designated Number, the Exercise Price of each Option, the Vesting Rights, the Expiry Date, the number of Shares in respect of which the Option has been exercised and the maximum number of Shares which the Participant may still purchase under the Option, which records shall, absent manifest error, be considered conclusively determinative of all information contained therein. Upon request therefor from a Participant and at such other times as the Company shall determine, the Company shall furnish the Participant with a statement setting forth the details of his Options. Subject to the first sentence of this Section 7.1, such statement shall be deemed to have been accepted by the Participant as correct unless written notice to the contrary is provided to the Company within 30 days after such statement is given to the Participant. For greater certainty, in the event of any discrepancy between the records of the Company and any statement provided to a Participant pursuant to this section 7.1, the records of the Company shall govern and the rights and obligations of the Company and the Participant shall be determined on the basis of such records.

8. OPTIONS GRANTED TO US RESIDENTS OR CITIZENS
8.1 Any Option granted under this Plan to a Participant who is a citizen or resident of the United States (including its territories, possessions and all areas subject to the jurisdiction) (a “U.S. Optionee”) may be an incentive stock option (an “ISO”) within the meaning of Section 422 of the Code, but only if so designated by the Company in the agreement evidencing such Option. No provision of this Plan, as it may be applied to a US Optionee, shall be construed so as to be inconsistent with any provision of Section 422 of the Code. Grants of Options to US Optionees which are not ISO’s may be granted pursuant to Section 3 hereof. Notwithstanding anything in this Plan contained to the contrary, the following provisions shall apply to ISO’s granted to each US Optionee:
(a)	ISO’s shall only be granted to US Optionees who are employees at the time of grant;

(b)	the aggregate Fair Market Value (determined as of the time an ISO is granted) of the Shares subject to ISO’s exercisable for the first time by a US Optionee during any calendar year under this Plan and all other equity plans, within the meaning of Section 422 of the Code, of the Company shall not exceed One Hundred Thousand Dollars in US funds (US $100,000); provided that options for Shares which exceed such aggregate Fair Market Value shall not be void, but shall instead be options which are granted under Section 3 hereof and are not ISOs;

(c)	the Exercise Price for Shares under each ISO granted to a US Optionee pursuant to this Plan shall be not less than the Fair Market Value of such Shares at the time the Option is granted;

(d)	if any US Optionee to whom an ISO is to be granted under the Plan at the time of the grant of such ISO is the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, then the following special provisions shall be applicable to the ISO granted to such individual:
(i)	the Exercise Price (per Share) subject to such ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value of one Share at the time of grant; and

(ii)	for the purposes of this Section 8.1 only, the option exercise period shall not exceed five (5) years from the Date of Grant; and
(e)	no Option may be granted hereunder to a US Optionee following the expiration of ten (10) years after the date on which this Plan is adopted by the Company or the date on which the Plan is approved by the shareholders of the Company, whichever is earlier.
8.2 The maximum number of ISOs that may be issued under this Plan is 68,180, subject to adjustment in accordance with Section 6.1, mutatis mutandis.
9. OPTIONS GRANTED TO PARTICIPANTS SUBJECT TO FRENCH TAXATION
9.1 Attached as Schedule “C” to this Plan is the subplan for France (the Plan as modified by the subplan for France, the “French Option Plan”). Any Option granted under this Plan to a Participant who is or may become subject to French taxation (i.e. income tax and/or social security contributions) as a result of an Option granted under this Plan, and who qualifies under Section 2 of the subplan for France attached to this Plan as Schedule “C”, will be subject to the French Option Plan. For greater clarity, a grant of Options shall be subject to the terms of the French Option Plan if the Option Agreement evidencing such grant refers to the French Option Plan.
10. NOTICES
10.1 Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him or her shall be given by:
(a)	delivering it personally to the Participant or to the person claiming or deriving rights through him or her, as the case may be; or

(b)	mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Participant in the Company’s records.
10.2 Any payment, notice, statement, certificate or other instrument required or permitted to be given to the Company shall be given by mailing it postage prepaid (provided that the postal service is then in operation) or delivering it to the Company at the following address:
Photowatt Technologies Inc.
25 Reuter Drive
Cambridge, Ontario N3E 1A9
Attention: President and Chief Executive Officer
Fax No.: (519) 650-6535
10.3 Any payment, notice, statement, certificate or other instrument referred to in Section 10.1 or Section 10.2 hereof, if delivered, shall be deemed to have been given or delivered on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second Business Day following the date on which it was mailed.
11. GENERAL
11.1 The Company shall have the power to, at any time and from time to time either prospectively or retrospectively, amend, suspend or terminate the Plan or any Option granted under the Plan; provided, however, that:
(a)	any such amendment, suspension or termination is subject to any approvals required under Applicable Law;

(b)	no such amendment, suspension or termination shall be made at any time to the extent such action would materially adversely affect the existing rights of a Participant with respect to any then outstanding Option, as determined by the Board acting in good faith, without his or her consent in writing, except to the extent required by Applicable Law; and

(c)	following completion of a Qualified IPO, any such amendment in respect of the following shall become effective only upon shareholder approval thereof:
(i)	any amendment to the maximum number of Shares specified in Sections 5.1 and 8.2 in respect of which Options may be granted under this Plan (other than pursuant to Article 6);

(ii)	any amendment that would reduce the Exercise Price at which Options may be granted below the price provided for in Section 3.3 (other than pursuant to Article 6);

(iii)	any amendment that would increase any of the percentage limits in Sections 5.2 and 5.3;

(iv)	any amendment to Subsection 3.2(d) having the effect of extending the maximum term of an Option beyond the date that is seven years after the Date of Grant;

(v)	any amendment that would extend the term of any outstanding Option granted to an Insider to a date beyond the Expiry Date;

(vi)	any amendment that would reduce the Exercise Price of an outstanding Option (other than pursuant to Article 6);

(vii)	any amendment that would permit assignments to persons not currently permitted under the Plan; and

(viii)	any amendment to the definition of “Eligible Persons” or any defined term used therein that would expand the scope of the term “Eligible Persons”.
11.2 The Company shall have the power to make such rules and regulations for the administration of this Plan, and to interpret the provisions hereof and of such rules and regulations, as it shall in its sole discretion determine to be appropriate.
11.3 The determination by the Company of any question which may arise as to the interpretation or implementation of the Plan or any of the Options granted hereunder shall be final and binding on all Participants and other persons claiming or deriving rights through any of them.
11.4 The Board or Committee may from time to time delegate all or any of its powers under the Plan to one or more directors or officers of the Company who shall thereupon exercise such of the powers herein given to the Board or the Committee as may be delegated by it in accordance with any express directions of the Board or Committee from time to time.
11.5 The Plan shall enure to the benefit of and be binding upon the Company, its successors and assigns. Except as provided for herein, the interest of any Participant under the Plan or in any Option shall not be transferable or alienable by him or her either by pledge, assignment or in any other manner whatsoever and, during his lifetime, shall be vested only in him or her, but shall thereafter enure to the benefit of and be binding upon the legal personal representatives of the Participant in accordance with the terms hereof.
11.6 The Company’s obligation to issue Shares in accordance with the terms of this Plan and the grant or right of exercise of any Option hereunder are subject to compliance with all Applicable Laws and to receipt of any applicable approval under Applicable Laws in respect of the grant or right of exercise or any securities filing that discloses the grant or right of exercise. As a condition of participating in the Plan, each Participant agrees (for such period as the Participant holds any Option, including any period subsequent to termination of Continuous Service of the Participant), in connection with the exercise of all Options held and the sale of any Shares acquired upon the exercise of such Options, to comply with all Applicable Laws as well as the restrictions respecting disclosure of information or trading in securities of the Company established in the Company’s insider trading policy or such other policies as are established from time to time, and to furnish to the Company all information, representations and undertakings as may be necessary to demonstrate compliance with Applicable Laws by the Company, as determined by the Company, acting reasonably.
11.7 Each Participant is subject to all applicable tax laws in connection with the ownership and exercise of Options and the acquisition and disposition of Shares underlying any Options, and no representation or warranty is made by the Company respecting any tax deduction, credit or other favourable tax treatment in connection therewith.
11.8 No Participant shall have any rights as a shareholder in respect of Shares subject to an Option until such Shares have been paid for in full and issued.
11.9 No Participant or other person shall have any claim or right to be granted Options under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of the employer of a Participant to terminate that Participant’s employment at any time. Neither any period of notice nor any payment in lieu thereof upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.
11.10 The Board or Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence or disability of any Participant.
11.11 This Plan and any Options granted hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
11.12 This Plan is hereby instituted and in effect as of the Effective Date.
* * *

SCHEDULE “A”
[LETTERHEAD OF PHOTOWATT TECHNOLOGIES INC.]
TO: [Name of Eligible Person]
          You have been designated as an Eligible Person under the Stock Option Plan of Photowatt Technologies Inc. (the “Plan”), and assuming that you become a Participant in the Plan by signing this letter, the details of the non-assignable Option which has been granted to you under the Plan are as follows:

(a)	Date of Grant:

(b)	Designated Number (maximum number of Shares which you may purchase under this Option):

(c)	Exercise Price (price per Share):

(d)	Expiry Date:

(e)	Grant is subject to the terms of the French Option Plan	☐ Yes	☐ No
          Subject to the terms of the Stock Option Plan, the conditions to be met to establish Vesting Rights attaching to the Option are as follows:

          If you agree to participate in the Plan and comply with its terms and conditions, please sign one copy of this letter and return it to          by          20,        .

PHOTOWATT TECHNOLOGIES INC.
By:

          I have read the Photowatt Technologies Inc. Stock Option Plan and agree to comply with, and agree that my participation is subject in all respects to, its terms and conditions:

(Signature)

(Date)

SCHEDULE “B”
PHOTOWATT TECHNOLOGIES INC.
STOCK OPTION PLAN
NOTICE OF INTENT TO EXERCISE OPTION
I,                     , hereby exercise my option to purchase ___ Common Shares of Photowatt Technologies Inc. (the “Company”) at a purchase price of $                     per Common Share.

This Notice is delivered in respect of the option to purchase ___ Common Shares of the Company which was granted to me on the ___ day of                     , 20___.
In connection with the foregoing, I enclose a certified cheque or other means of cash payment payable to the Company in the amount of $                     in full payment for the Common Shares to be received by me following receipt by the Company of this Notice and such payment.

Date	Signature

SCHEDULE “C”
PHOTOWATT TECHNOLOGIES INC.
STOCK OPTION PLAN
SUBPLAN FOR OPTIONS GRANTED TO EMPLOYEES
OF FRENCH SUBSIDIARIES
This subplan will apply to Participants in the Photowatt Technologies Inc. Stock Option Plan approved by the company (the “Plan”) who are or may become subject to French taxation (i.e. income tax and/or social security contributions) as a result of Options granted under the Plan.
The terms of the Plan, as modified by this subplan for France, constitute the “French Option Plan”, so as to comply with the provisions of Articles L. 225-177 to L. 225-185 of the French Commercial Code and French employment law. This subplan shall be construed and operated with that intention.
This subplan should be read in conjunction with the Plan and is subject to the terms and conditions of the Plan except to the extent that the terms and conditions of the Plan differ from or conflict with the terms set out in this subplan, in which event, the terms set out in this subplan shall prevail.
Initially capitalized terms used herein and not defined in this subplan shall have the meanings ascribed to such terms in the Plan.
A grant of Options shall be subject to the terms of the French Option Plan if the Option Agreement evidencing such grant refers to the French Option Plan.
The terms of this subplan are the terms set out in the rules of the Plan, modified as follows.
1. Definition
1.1. Employee
The term “Employee” shall mean a current salaried employee, as defined by French labor law.
1.2. Corporate officer
The term “Corporate Officer” shall only mean a corporate officer (“mandataire social”) as defined in Article L.225-185 of the French Commercial Code.

2. Participants
Notwithstanding any other provision of the Plan, only an Employee, as defined in Section 1.1. and/or a Corporate Officer, as defined in Section 1.2., of the Company or of a subsidiary having a capital ownership as defined in Article L. 225-180 of the French Commercial Code — shall be granted an Option pursuant to this subplan.
Notwithstanding any other provision of the Plan, Options granted to any Participant who is holding shares representing 10% or more of the Company’s capital at the date of grant shall not be deemed to have been granted pursuant to this subplan.
3. Minimum Option price
Notwithstanding any other provision of the Plan:
a)	In the case of shares to be subscribed, if the Exercise Price (as determined under the Plan) of an Option granted under this subplan is less than 80% of the average of the market value of the underlying share during the 20 trading days preceding the date of grant such Option shall be deemed to have an exercise price equal to 80% of the average of the market value of the underlying share during the 20 trading days preceding the date of grant.

b)	In addition to the condition mentioned in Section 3 a) above, in the case of existing shares, if the Exercise Price (as determined under the Plan) of an Option granted under this subplan is less than 80% of the average purchase price of these shares such Option shall not be deemed to have been granted under this subplan.
4. Adjustment of the exercise price and number of options
Notwithstanding any other provision of the Plan, the option price and the number of options shall be fixed as soon as the option is granted. It is unchangeable and has to be adjusted upon the occurrence of the events1 specified under Article L. 225-181 of the French Commercial Code.
5. Origin of option granted
Notwithstanding any provision of the Plan, the origin of granted shares must be an increase of capital or the repurchase of shares by the offering company.
6. Number of shares offered in the Plan
Notwithstanding any provision of the Plan, but subject to any lesser limit in the Plan, the number of options granted under this subplan cannot exceed one third of Photowatt Technologies Inc.’s capital.
7. Closed periods during which Options can not be granted
Notwithstanding any other provision of the Plan:
a)	No Options can be granted under this subplan during the 20 trading days following the payment of a dividend or an increase of capital reserved to the shareholders.

[1]	The events specified under Article L. 225-181 of the French Commercial Code are as follows: capital reduction, change of profits’ distribution, grant of free shares, capital increase with distribution of shares following capitalisation of retained earnings, profits or premiums, distribution of retained earnings, issuance (reserved to shareholders) of shares or of securities giving a right to acquisition of shares.

b)	No Options can be granted under this subplan during the period of ten Stock Exchange trading sessions preceding and following the date on which the consolidated financial statements, or failing that, the annual accounts, are published.

c)	No Options can be granted under this subplan during the period between the date on which the corporate management of the Company becomes aware of information, which, if published, might have a significant effect on the price of the company’s shares, and the latest date of the ten Stock Exchange trading sessions following the date on which this information is published.
8. Non-transferability of the Options
Notwithstanding any other provision of the Plan, Options may not be transferred or otherwise disposed of.
9. Delay to exercise the option
Notwithstanding any other provision of the Plan, for French beneficiaries, a minimum 4 years vesting period is required between the date of grant and the date of exercise, except in case of death of the employee where article 11 is applicable. Upon the decision of the Board of Directors or the Committee at the time of granting, and subject to all employees receiving options on the same date having the same regime, either 100% of the options will become exercisable on the fourth anniversary following the date of grant or 80% of the options will become exercisable on the fourth anniversary following the date of grant and the remaining 20% will become exercisable on the fifth anniversary following the date of grant.
10. Transferability of the shares
Notwithstanding any other provision of the Plan, Shares can be transferred as soon as a vested option is exercised unless the Board of Directors or the Committee has decided, upon granting, and subject to all employees receiving options on the same date having the same regime, to set up an holding period during which shares will not be able to be transferred. In compliance with French regulations, this holding period would be of three years maximum..
11. Transfer to heirs
Notwithstanding any other provision of the Plan, in the event of death of an option holder, his/her heirs can exercise the Options granted to the deceased option holder within a period of six months following the date of the option holder’s death.
12. Changes to the Plan
The Committee or the Board may not change the Plan in any way that affects this subplan, the Options granted, if the change is inconsistent with French law and, in particular, French legislation regarding stock options, as defined in Articles L. 225-177 to L. 225-185 of the French Commercial Code and French labor law.
13. Severability
The terms and conditions provided in the French Option Plan are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable under French law, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.